UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 29, 2005
NMHG Holding Co.

(Exact Name of Registrant as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

333-89248	31-1637659

(Commission File Number)	(IRS Employer Identification Number)

650 N.E. Holladay Street, Suite 1600, Portland, OR	97232

(Address of Principal Executive Offices)	(Zip Code)
(503) 721-6000

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 29, 2005, NACCO Materials Handling Group, Inc. (the “Company”), which is a wholly owned subsidiary of NMHG Holding Co., amended its International Operating Agreement (the “Agreement”) dated April 15, 1998 with General Electric Capital Corporation (“GECC”) (the “Amendment”). The Amendment, among other things, changes the structure of the Agreement, to allow for regional administration of the Agreement by the affiliates of the Company and GECC in order to more effectively promote the international financing programs the Company has or will have with GECC. Additionally, the Amendment amends certain terms of the Agreement, including extending the term until December 31, 2008 with automatic one year renewals thereafter unless terminated by either party with 90 days written notice.
Item 9.01 Financial Statements and Exhibits.
     As described in Item 1.01 of this Current Report on Form 8-K, the following Exhibit is filed as part of this Current Report on Form 8-K.
     (c) Exhibits

10.1	Amendment No. 5 to the International Operating Agreement between NACCO Materials Handling Group, Inc. and General Electric Capital Corporation dated September 29, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NMHG HOLDING CO.
By:	/s/ Michael K. Smith
	Name:	Michael K. Smith
	Title:	Vice President Finance & Information Technology and Chief Financial Officer

Date: October 4, 2005

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amendment No. 5 to the International Operating Agreement between NACCO Materials Handling Group, Inc. and General Electric Capital Corporation dated September 29, 2005.